Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP REPORTS INCREASE IN REVENUE AND ADJUSTED EBITDA FOR THE FOURTH QUARTER

CHESTER, WV — March 10, 2011 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) today announced financial results for the fourth quarter and full year ended December 31, 2010.  Current and prior-year results reflect the presentation of Running Aces Harness Park, Jackson Harness Raceway, the Ramada Inn and Speedway Casino and Binion’s Gambling Hall & Hotel as discontinued operations.  See attached tables, including Reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Non-GAAP Adjusted EBITDA.

For the fourth quarter of 2010, the Company’s total net revenues were $94.8 million, compared to $93.8 million in the same period of 2009.  Adjusted EBITDA from continuing operations was $17.2 million compared to $7.7 million in the fourth quarter of 2009.  Excluding $5.7 million of costs associated with lobbying and gaming efforts in Ohio and a $1.6 million legal settlement charge in the fourth quarter of 2009, Adjusted EBITDA from continuing operations in the fourth quarter of 2009 was $15.0 million.

The Company reported a loss from continuing operations of $2.8 million for the quarter, or $0.10 per diluted share, compared to a loss from continuing operations of $24.0 million, or $0.87 per diluted share, in the same quarter last year.  The loss from continuing operations in the fourth quarter of 2009 included the $1.6 million legal settlement and $5.7 million of costs associated with lobbying and gaming efforts in Ohio, or $0.25 per diluted share for these items, and a charge of $11.9 million, or $0.42 per diluted share, for the impairment of goodwill and non-operating real property.  The net loss for the quarter was $2.8 million, or $0.10 per diluted share, compared to a net loss of $24.2 million, or $0.88 per diluted share, for the comparable period of 2009.  Prior-year results included a loss from discontinued operations in the amount of $0.2 million, or $0.01 per diluted share.

Net revenues at Presque Isle Downs & Casino increased 20% to $46.0 million during the fourth quarter of 2010 compared to $38.5 million during the same period of 2009.  Net revenues for the fourth quarter of 2010 included $4.7 million in revenue from table games, which were implemented in July 2010, as well as an increase in slot revenue of $2.4 million compared to the same quarter of 2009.  The property generated Adjusted EBITDA of $10.4 million compared to $7.3 million in the same quarter of 2009.

Net revenues at Mountaineer Casino, Racetrack & Resort decreased 12% to $48.4 million in the fourth quarter of 2010 compared to $55.0 million in the fourth quarter of 2009.  Table gaming at Mountaineer generated $6.1 million of revenues compared to $9.8 million in the prior-year period, while revenues from slots were $36.4 million compared to $38.6 million in the same quarter of 2009.  The decrease in revenue was primarily attributable to competitive pressures and weak economic conditions.  The property saw Adjusted EBITDA decline to $9.0 million from $10.2 million in the comparable quarter of 2009. The decrease was primarily caused by the decline in revenue.  Adjusted EBITDA margin at Mountaineer increased slightly to 18.6% compared to 18.5% in the prior-year quarter.

During the fourth quarter of 2009, corporate overhead costs decreased 20% to $1.9 million during the fourth quarter of 2010 compared to $2.4 million in the prior-year period (exclusive of the $1.6 million legal settlement charge and $5.7 million of costs associated with lobbying and gaming efforts in Ohio).

“We finished 2010 with a strong quarter, seeing increases in our top-line for the first time in over a year, as well as an improvement in Adjusted EBITDA,” said Jeffrey J. Dahl, President and Chief Executive Officer of MTR Gaming Group, Inc.  “Our results are even more impressive when considering the increase in competition due to the implementation of table games in Pennsylvania.  Thus, while Mountaineer Casino was affected by the additional competition, we continue to benefit from table games at Presque Isle Downs.”

For the year ended December 31, 2010, MTR’s total net revenues decreased 4% to $424.9 million from $444.2 million in the prior year.  Adjusted EBITDA from continuing operations increased 19% to $76.6 million from $64.3 million last year.  Current year Adjusted EBITDA was impacted by $1.4 million of project-opening costs related to table games at Presque Isle Downs and severance charges of $1.7 million, while adjusted EBITDA in the prior year was affected by severance charges of $0.4 million, the $1.6 million legal settlement charge and $9.8 million of costs associated with lobbying and gaming efforts in Ohio.  Absent all such charges in both years, adjusted EBITDA from continuing operations was up 5% from the prior year.

The Company reported a loss from continuing operations of $5.0 million for the year, or $0.18 per diluted share, compared to a loss from continuing operations of $23.7 million, or $0.86 per diluted share, last year.  The loss from continuing operations for the year ended December 31, 2010 included incremental interest expense of $8.9 million, or $0.21 per diluted share, incurred primarily as a result of the issuance of the Company’s $260 million senior notes in the third quarter of 2009.  The loss from continuing operations for the year ended December 31, 2009 included the $1.6 million legal settlement charge and $9.8 million of costs associated with lobbying and gaming efforts in Ohio, or $0.40 per diluted share in the aggregate, a charge of $11.9 million, or $0.42 per diluted share, for the impairment of goodwill and non-operating real property, and a pre-tax loss of $3.1 million, or $0.07 per diluted share, associated with the refinancing of debt.  The net loss for the year ended December 31, 2010 was $5.1 million, or $0.19 per diluted share, compared to net loss of $22.5 million, or $0.82 per diluted share, for 2009.  Current year results included a loss of $0.2 million, or $0.01 per diluted share, from discontinued operations, while prior-year results included income of $1.2 million, or $0.04 per diluted share, from discontinued operations.

Balance Sheet and Liquidity

As of December 31, 2010, MTR had $53.8 million in cash and cash equivalents and $378.1 million in total debt, net of discounts.

Reconciliation of Non-GAAP Measures to GAAP

Adjusted EBITDA represents earnings (losses) before interest, income taxes, depreciation and amortization, gain (loss) on the sale or disposal of property, loss on debt modification and extinguishment, equity in loss of unconsolidated joint venture and loss on asset impairment.  Adjusted EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered as an alternative to, or more meaningful than, net income (loss) or income (loss) from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity. Adjusted EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry. Management of the Company uses Adjusted EBITDA as the primary measure of the Company’s operating performance and as a component in evaluating the performance of operating personnel.  Uses of cash flows that are not reflected in Adjusted EBITDA include capital expenditures, interest payments, income taxes, and debt principal repayments, which can be significant. Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do. A reconciliation of GAAP income (loss) from continuing operations and income (loss) from discontinued operations to Adjusted EBITDA is included in the financial tables accompanying this release.

Conference Call

Management will conduct a conference call focusing on the financial results and corporate developments later today at 4:30 p.m. EST.  Interested parties may participate in the call by dialing (877) 407-0789.  Please call in 10 minutes before the call is scheduled to begin and ask for the MTR Gaming call (conference ID #367779).

The conference call will be webcast live via the Investor Relations section of the Company’s website at www.mtrgaming.com.  To listen to the live webcast please go to the website at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen to the live call, the conference call will be archived on the Investor Relations section of the Company’s website.

About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

Forward-Looking Statements

Except for historical information, this press release contains forward-looking statements concerning, among other things the prospects for improving the results of our gaming operations at Mountaineer and Presque Isle Downs, including the success and growth of table gaming at Presque Isle Downs and Mountaineer. Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include, but are not limited to, the impact of new competition for Mountaineer (including table gaming in Pennsylvania) and Presque Isle Downs, the effectiveness of our marketing programs, the enactment of future gaming legislation in the jurisdictions in which we operate (including the implementation of casino gaming in Cleveland and Columbus, Ohio and the implementation of video lottery terminals at racetracks in Ohio), changes in, or failure to comply with, laws, regulations or the conditions of our gaming licenses, accounting standards or environmental laws, including adverse changes in the gaming tax rates that the Company currently pays in its various jurisdictions, general economic conditions, disruption (occasioned by weather conditions or work stoppages) of our operations, our ability to improve our operating margins, our continued suitability to hold and obtain renewals of our gaming and racing licenses, our ability to comply with the covenants of our various debt instruments and/or our ability to obtain additional debt and/or equity financing, if and when needed, and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law. The cautionary advice in this paragraph is permitted by the Private Securities Litigation Reform Act of 1995.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

Jbittner@mtrgaming.com

MTR GAMING GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
	(unaudited)

Revenues:
Gaming	$85,986	$84,679	$382,514	$400,583
Pari-mutuel commissions	2,117	2,141	11,181	12,806
Food, beverage and lodging	7,056	6,689	32,265	31,973
Other	1,961	2,214	8,737	8,764
Total revenues	97,120	95,723	434,697	454,126
Less promotional allowances	(2,357)	(1,878)	(9,806)	(9,971)
Net revenues	94,763	93,845	424,891	444,155

Operating expenses:
Expenses of operating departments:
Gaming	53,933	53,647	239,394	251,106
Pari-mutuel commissions	2,126	2,244	11,276	12,524
Food, beverage and lodging	5,227	5,403	23,249	23,613
Other	1,321	1,344	6,144	6,238
Marketing and promotions	2,801	3,009	12,788	19,646
General and administrative	12,114	20,525	54,068	66,748
Project opening costs	—	—	1,365	—
Depreciation	7,162	7,248	28,733	29,279
Impairment loss	—	11,945	40	11,945
Loss on the sale or disposal of property	30	40	75	209
Total operating expenses	84,714	105,405	377,132	421,308

Operating income (loss)	10,049	(11,560)	47,759	22,847

Other income (expense):
Other	—	—	—	(39)
Interest income	15	19	37	467
Interest expense	(13,383)	(13,504)	(54,120)	(45,233)
Loss on debt modification and extinguishment	—	(332)	—	(3,105)

Loss from continuing operations before income taxes	(3,319)	(25,377)	(6,324)	(25,063)
Benefit for income taxes	529	1,368	1,361	1,365

Loss from continuing operations	(2,790)	(24,009)	(4,963)	(23,698)

Discontinued operations:
Loss from discontinued operations before income taxes and non-controlling interest	(41)	(151)	(234)	(2,445)
Benefit (provision) for income taxes	14	(45)	82	3,619
(Loss) income from discontinued operations before non-controlling interest	(27)	(196)	(152)	1,174
Non-controlling interest	—	(14)	(1)	(14)
(Loss) income from discontinued operations	(27)	(210)	(153)	1,160

Net loss	$(2,817)	$(24,219)	$(5,116)	$(22,538)

Net income (loss) per share - basic:
Loss from continuing operations	$(0.10)	$(0.87)	$(0.18)	$(0.86)
(Loss) income from discontinued operations	—	(0.01)	(0.01)	0.04
Net loss	$(0.10)	$(0.88)	$(0.19)	$(0.82)

Net income (loss) per share - diluted:
Loss from continuing operations	$(0.10)	$(0.87)	$(0.18)	$(0.86)
(Loss) income from discontinued operations	—	(0.01)	(0.01)	0.04
Net loss	$(0.10)	$(0.88)	$(0.19)	$(0.82)

Weighted average number of shares outstanding:
Basic	27,655,526	27,475,260	27,549,546	27,475,260
Diluted	27,655,526	27,475,260	27,549,546	27,475,260

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(dollars in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009

Net revenues:
Mountaineer Casino, Racetrack & Resort	$48,408	$55,002	$228,784	$262,718
Presque Isle Downs & Casino	46,048	38,455	193,005	178,440
Scioto Downs	285	367	2,963	2,946
Corporate	22	21	139	51
Consolidated net revenues	$94,763	$93,845	$424,891	$444,155

Adjusted EBITDA from continuing operations:
Mountaineer Casino, Racetrack & Resort	$9,012	$10,183	$48,451	$47,987
Presque Isle Downs & Casino	10,413	7,314	40,247	36,757
Scioto Downs	(300)	(136)	(1,217)	(1,122)
Corporate	(1,884)	(9,688)	(10,874)	(19,342)
Consolidated Adjusted EBITDA from continuing operations	$17,241	$7,673	$76,607	$64,280

Adjusted EBITDA from discontinued operations:
Binion’s Gambling Hall & Hotel	(20)	(235)	(272)	(1,172)
Ramada Inn and Speedway Casino	—	(1)	57	42
Jackson Racing / Jackson Harness Raceway	(21)	93	(12)	408
MTR-Harness / Running Aces Harness Park	—	(20)	(5)	(285)
Consolidated Adjusted EBITDA	$17,200	$7,510	$76,375	$63,273

The following tables set forth a reconciliation of income (loss) from continuing operations and income (loss) from discontinued operations, GAAP financial measures, to Adjusted EBITDA, a non-GAAP financial measure.

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009

ADJUSTED EBITDA FROM CONTINUING OPERATIONS:

Mountaineer Casino, Racetrack & Resort:
Income (loss) from continuing operations	$1,549	$(9,163)	$22,526	$11,247
Interest expense, net of interest income	9	46	142	5,568
Provision for income taxes	4,211	9,420	12,328	9,547
Depreciation	3,223	3,605	13,383	14,454
Impairment loss	—	6,236	—	6,236
Loss on the sale or disposal of property	20	39	72	162
Loss on debt modification and extinguishment	—	—	—	773
Adjusted EBITDA from continuing operations	$9,012	$10,183	$48,451	$47,987

Presque Isle Downs & Casino:
Income from continuing operations	$1,431	$27	$15,160	$18,503
Interest expense, net of interest income	7	114	28	406
Provision (benefit) for income taxes	5,240	(322)	10,553	(207)
Depreciation	3,725	3,433	14,503	13,993
Impairment loss	—	4,061	—	4,061
Loss on the sale or disposal of property	10	1	3	1
Adjusted EBITDA from continuing operations	$10,413	$7,314	$40,247	$36,757

Scioto Downs:
(Loss) income from continuing operations	$(222)	$298	$(1,355)	$(1,394)
Interest expense, net of interest income	16	21	70	91
Benefit for income taxes	(295)	(658)	(733)	(669)
Depreciation	201	203	801	811
Other	—	—	—	39
Adjusted EBITDA from continuing operations	$(300)	$(136)	$(1,217)	$(1,122)

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION (continued)

(dollars in thousands)

(unaudited)

	Three Months Ended		Year Ended
	December 31		December 31
	2010	2009	2010	2009
ADJUSTED EBITDA FROM CONTINUING OPERATIONS (continued):

Corporate:
Loss from continuing operations	$(5,548)	$(15,171)	$(41,294)	$(52,054)
Interest expense, net of interest income	13,336	13,304	53,843	38,701
Benefit for income taxes	(9,685)	(9,808)	(23,509)	(10,036)
Depreciation	13	7	46	21
Impairment loss	—	1,648	40	1,648
Loss on the sale or disposal of property	—	—	—	46
Loss on debt modification and extinguishment	—	332	—	2,332
Adjusted EBITDA from continuing operations	$(1,884)	$(9,688)	$(10,874)	$(19,342)

Consolidated:
Loss from continuing operations	$(2,790)	$(24,009)	$(4,963)	$(23,698)
Interest expense, net of interest income	13,368	13,485	54,083	44,766
Benefit for income taxes	(529)	(1,368)	(1,361)	(1,365)
Depreciation	7,162	7,248	28,733	29,279
Impairment loss	—	11,945	40	11,945
Loss on the sale or disposal of property	30	40	75	209
Loss on debt modification and extinguishment	—	332	—	3,105
Other	—	—	—	39
Adjusted EBITDA from continuing operations	$17,241	$7,673	$76,607	$64,280

ADJUSTED EBITDA FROM DISCONTINUED OPERATIONS:

Binion’s Gambling Hall & Hotel:
Loss from discontinued operations	$(13)	$(266)	$(177)	$(882)
(Benefit) provision for income taxes	(7)	31	(95)	(290)
Adjusted EBITDA from discontinued operations	$(20)	$(235)	$(272)	$(1,172)

Ramada Inn and Speedway Casino:
(Loss) income from discontinued operations	$—	$(1)	$37	$28
Interest income, net of interest expense	—	—	—	(1)
Provision for income taxes	—	—	20	15
Adjusted EBITDA from discontinued operations	$—	$(1)	$57	$42

Jackson Racing / Jackson Harness Raceway:
(Loss) income from discontinued operations	$(14)	$61	$(8)	$(24)
(Benefit) provision for income taxes, net of non-controlling interest	(7)	32	(4)	(12)
Loss on the sale or disposal of property, net of non-controlling interest	—	—	—	115
Loss on impairment of Jackson Trotting Association, LLC	—	—	—	176
Other	—	—	—	153
Adjusted EBITDA from discontinued operations	$(21)	$93	$(12)	$408

MTR-Harness / Running Aces Harness Park:
(Loss) income from discontinued operations	$—	$(4)	$(5)	$2,038
Interest expense	—	2	3	9
Benefit for income taxes	—	(18)	(3)	(3,332)
Equity in loss of North Metro Harness Initiative, LLC	—	—	—	1,000
Adjusted EBITDA from discontinued operations	$—	$(20)	$(5)	$(285)

MTR GAMING GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(dollars in thousands)

	December 31	December 31
	2010	2009

ASSETS

Current assets:
Cash and cash equivalents	$53,820	$44,755
Restricted cash	1,143	483
Accounts receivable, net of allowance for doubtful accounts of $386 in 2010 and $458 in 2009	2,790	2,641
Inventories	3,476	3,794
Deferred financing costs	4,106	3,606
Prepaid income taxes	—	8,663
Deferred income taxes	—	37
Prepaid expenses and other current assets	5,177	8,181
Total current assets	70,512	72,160

Property and equipment, net	314,484	332,351
Goodwill	494	494
Other intangibles	85,529	69,021
Deferred financing costs, net of current portion	8,113	10,616
Deposits and other	1,984	4,632
Non-operating real property	12,215	13,554
Assets of discontinued operations	178	185
Total assets	$493,509	$503,013

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$1,887	$2,150
Accounts payable - gaming taxes and assessments	7,968	7,030
Accrued payroll and payroll taxes	3,861	3,373
Accrued interest	16,702	14,247
Accrued income taxes	546	—
Other accrued liabilities	9,052	11,641
Construction project and equipment liabilities	136	583
Deferred income taxes	64	—
Current portion of long-term debt and capital lease obligations	1,255	6,618
Liabilities of discontinued operations	217	237
Total current liabilities	41,688	45,879

Long-term debt and capital lease obligations, net of current portion	376,830	375,885
Deferred income taxes	6,756	7,976
Total liabilities	425,274	429,740

Stockholders’ equity:
Common stock	—	—
Additional paid-in capital	61,910	61,882
Retained earnings	6,359	11,475
Accumulated other comprehensive loss	(251)	(300)
Total stockholders’ equity of MTR Gaming Group, Inc.	68,018	73,057
Non-controlling interest of discontinued operations	217	216
Total stockholders’ equity	68,235	73,273
Total liabilities and stockholders’ equity	$493,509	$503,013